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                                                                     EXHIBIT 5.8


                             FUTRO & TRAUERNICHT LLC
                         Attorneys and Counselors at Law


                                   ALAMO PLAZA
                      1401 SEVENTEENTH STREET - 11TH FLOOR
                             DENVER, COLORADO 80202

                         TELEPHONE     (303) 295-3360
                         FACSIMILE     (303) 295-1563        WITH OFFICES IN
                               futrofirm@aol.com         LOS ANGELES, CALIFORNIA


                                 March 17, 1999


U.S. Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington D.C.  20549

         Re:      TeleServices International Group Inc.
                  OPINION OF COUNSEL NO. 99-076.1.
                  Form S-8 Registration Statement - Registration of Additional Securities for the "Visitors Services, Inc. Employee Benefit and Consulting Services Compensation Plan."


Ladies and Gentlemen:

                               OPINION OF COUNSEL


         We have acted as counsel to TeleServices International Group Inc. (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") covering registration under the Securities Act of 1933, as amended, of an additional 7,500,000 shares of the Company's common stock, $.0001 par value per share (the "Shares"), pursuant to the employee benefit plan of the Company's subsidiary entitled the "Visitors Services, Inc. Employee Benefit and Consulting Services Compensation Plan" as restated March 15, 1999 (the "Plan"). As such, we have examined the Registration Statement, the Company's Articles of Incorporation and Bylaws, as amended, and minutes of meetings of its Board of Directors.

         Based upon the foregoing, and assuming that the Shares will be issued as set forth in the Plan and Registration Statement, at a time when effective, and that the Company will fully comply with all applicable securities laws involved under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated pursuant to said Acts, and in those states or foreign jurisdictions in which the Shares may be sold, we are of the opinion that, upon proper and legal issuance of the Shares according the Registration Statement and receipt of the consideration to be paid for the Shares, the Shares will be validly issued, fully paid and nonassessable shares of Common Stock of the Company. This opinion does not cover any matters related to any re-offer or re-sale of the Shares by any Plan Beneficiaries, once properly and legally issued pursuant to the Plan as described in the Registration Statement.


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                                                      FUTRO & TRAUERNICHT LLC
                                                 Attorneys and Counselors at Law
U.S. Securities and Exchange Commission
OPINION OF COUNSEL NO. 99-076.1
March 17, 1999
Page 2



         This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. This opinion is based on our knowledge of the law and facts as of the date hereof. This opinion does not address or relate to any specific state securities laws. We assume no duty to communicate with the Company in respect to any matter which comes to our attention hereafter.


                                     CONSENT


         We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the prospectus which is incorporated by reference into and made a part of the Registration Statement.



                                          /s/ Futro & Trauernicht LLC

                                          FUTRO & TRAUERNICHT LLC